Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2020 relating to the financial statements of Legacy Acquisition Corp. as of and for the years ended December 31, 2019 and 2018.

/s/ WithumSmith+Brown, PC

Princeton, New Jersey

February 11, 2021